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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 29, 2001 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in Philadelphia Suburban Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 24, 2001